UMPQUA HOLDINGS CORPORATION 4th Quarter 2014 Earnings Conference Call Presentation January 29, 2015

2 Forward-looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements include statements that expressly or implicitly predict future results, performance or event. Statements other than statements of historical fact are forward-looking statements, which can be identified by use of words such as “anticipates,” “expects,” “believes,” “estimates,” and “intends,” and words or phrases of similar meaning. In this presentation we make forward-looking statements about capital management and capital ratios; the financial impact of the merger with Sterling Financial Corporation; and the Sterling merger integration including post-merger store consolidations, facilities consolidations and systems conversions;. Specific risks that could cause results to differ from forward-looking statements are set forth in our filings with the SEC and include, without limitation, changes in the discounted cash flow model used to determine the fair value of subordinated debentures; prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; material reductions in revenue or material increases in expenses; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; certain loan assets becoming ineligible for loss sharing; unanticipated increases in the cost of deposits; the consequences of a phase-out of junior subordinated debentures from Tier 1 capital; Umpqua’s ability to achieve the synergies and earnings accretion contemplated by the Sterling merger; Umpqua’s ability to promptly and effectively integrate the businesses of Sterling and Umpqua and complete system conversions; the diversion of management time on issues related to merger integration; changes in laws or regulations; and changes in general economic conditions.

 Full-year 2014 financial highlights:  Full-year 2014 operating earnings(1) of $1.08 per share , up 15% from $0.94 per share in 2013  Results reflect the acquisition of Sterling Financial beginning on April 19, 2014  Return on average tangible common equity (operating basis)(1) improved to 12.62%, from 10.60% in the prior year  Efficiency ratio (operating basis)(1) improved to 62.45%, from 66.74% in the prior year  Fourth quarter 2014 financial highlights:  Operating earnings(1) of $59.4 million, versus $65.1 million in the prior quarter  $9.1 million linked quarter decrease in provision, driven by an improvement in the credit quality of the loan and lease portfolio  $9.5 million linked quarter decrease in mortgage banking revenue, driven by a higher mix of portfolio versus for sale mortgage production, along with lower gain on sale margins, and a larger loss from the change in the fair value of the MSR asset consistent with the decline in mortgage interest rates  $2.7 million linked quarter decrease in other income, driven by a lower level of portfolio loan sales  $6.8 million linked quarter increase in non-interest expense (excluding merger-related expense), driven by a $1.9 million increase in marketing expense to support new growth campaigns and a $3.3 million increase in net loss on other real estate owned;  Credit quality, capital and liquidity all remained strong 2014 Financial Highlights 3 $0.22 $0.24 $0.24 $0.25 $0.94 $0.21 $0.27 $0.30 $0.27 $1.08 Q1 2013 Q2 2013 Q3 2013 Q4 2013 FY 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 FY 2014 Operating Earnings Per Diluted Share (1) > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Key Performance Ratios

		For the year ended		For the quarter ended		
		2014	2013	Q4 2014	Q3 2014	Q4 2013
Profitability (operating basis)[1]	Return on average assets	1.06%	0.92%	1.04%	1.16%	0.95%
	Return on average tangible assets	1.15%	0.98%	1.13%	1.27%	1.02%
	Return on average common equity	6.45%	6.11%	6.33%	6.95%	6.38%
	Return on average tangible common equity	12.62%	10.60%	12.55%	13.80%	11.56%
	Efficiency ratio - consolidated	62.45%	66.74%	64.33%	59.83%	67.66%
	Net interest margin - consolidated	4.73%	4.01%	4.69%	4.75%	4.29%
Credit Quality	Non-performing loans and leases to loans and leases	0.39%	0.46%	0.39%	0.33%	0.46%
	Non-performing assets to total assets	0.43%	0.51%	0.43%	0.37%	0.51%
	Net charge-offs to average loans and leases (annualized)	0.15%	0.26%	0.12%	0.14%	0.21%
Capital	Tangible common equity to tangible assets [1]	9.33%	8.75%	9.33%	9.24%	8.75%
	Tier 1 common to risk-weighted asset ratio [2]	11.3%	11.0%	11.3%	11.2%	11.0%
	Total risk-based capital ratio [2]	14.9%	14.7%	14.9%	14.9%	14.7%

- [1] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
- [2] Ratio estimated for Q4 2014, pending completion and filing of regulatory reports.

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UMPQUA BANK

Summary Income Statement

($ in millions except per share data)	Year ended FY 2014	Year ended FY 2013	Quarter ended 4Q 2014	Quarter ended 3Q 2014	Quarter ended 4Q 2013
Net interest income before provision	$ 773.8	$ 405.0	$ 228.0	$ 225.7	$ 110.1
Provision for loan and lease losses	40.2	10.7	5.2	14.3	2.5
Net interest income	733.6	394.2	222.8	211.4	107.6
Non-interest income	179.3	121.4	49.8	61.9	26.8
Non-interest expense	684.1	364.7	190.9	182.6	95.4
Income before provision for income taxes	**228.8**	**151.0**	**81.8**	**90.7**	**39.0**
Provision for income taxes	81.3	52.7	29.2	31.8	13.8
Net income	**147.5**	**98.4**	**52.5**	**59.0**	**25.3**
Dividends and undistributed earnings allocated to participating securities	0.5	0.8	0.1	0.1	0.2
Net earnings available to common shareholders	**$ 147.0**	**$ 97.6**	**$ 52.4**	**$ 58.8**	**$ 25.1**
Adjustments					
Net loss on junior subordinated debentures carried at fair value, net of tax [1]	3.1	1.3	1.0	1.0	0.3
Merger related expenses, net of tax [1]	52.3	6.8	6.0	5.3	2.5
Operating earnings [2]	**$ 202.4**	**$ 105.7**	**$ 59.4**	**$ 65.1**	**$ 27.9**
Earnings per diluted share:					
Earnings available to common shareholders	$0.78	$0.87	$0.24	$ 0.27	$0.22
Operating earnings [2]	$1.08	$0.94	$0.27	$ 0.30	$0.25

- Note: tables may not foot due to rounding.
- (1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.
- (2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

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UMPQUA BANK

Net Interest Income and Margin 6 $110.1 $107.8 $212.3 $225.7 $228.0 4.29% 4.28% 5.01% 4.75% 4.69% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% $0 $50 $100 $150 $200 $250 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Net interest income Net interest margin > Net interest income increased by $2.3 million from the prior quarter and margin declined by 6 bps • Q4 2014 included $21.6 million in interest income related to credit discount accretion from the Sterling deal, flat from the prior quarter (in millions) 4.28% 4.25% Net interest margin, excluding interest income related to credit discount from Sterling deal 4.22%

Provision for Loan and Lease Losses 7 > Provision for loan and losses decreased by $9.1 million from the prior quarter • Driven by an improvement in the overall credit qualify of the loan and lease portfolio $2.5 $6.0 $14.7 $14.3 $5.2 $0 $2 $4 $6 $8 $10 $12 $14 $16 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Provision for loan and lease losses (in millions)

Non-interest Income 8 > Non-interest income decreased by $12.1 million from the prior quarter • Driven by lower mortgage banking revenue and a $2.7 million decline in other income, primarily from a lower level of portfolio loan sales (in millions) $(6.1) $(5.4) $(6.0) $(3.4) $(2.5) $4.6 $5.7 $4.3 $16.2 $13.5 $0.6 $0.7 $2.0 $2.2 $2.0 $16.0 $10.4 $24.3 $26.0 $16.5 $3.6 $3.7 $4.6 $4.9 $5.0 $8.1 $7.8 $15.4 $16.1 $15.5 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Service charges Brokerage fees Residential mortgage banking revenue, net BOLI income Other income Other misc. $26.8 $23.0 $49.8 $44.5 $61.9 > (1) Includes net gain on investment securities, loss on junior subordinated debentures carried at fair value, and change in FDIC indemnification asset. (1)

Mortgage Banking Revenue 9 $9.9 $8.4 $22.1 $24.1 $18.4 $2.9 $3.0 $5.4 $6.2 $6.3 $3.1 $(1.0) $(3.2) $(4.3) $(8.2) Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Origination and sale Servicing Change in fair value of MSR asset > Total mortgage banking revenue decreased by $9.5 million from the prior quarter • Driven by a higher mix of portfolio versus for sale mortgage production, along with lower gain on sale margins, and a larger loss from the change in the fair value of the MSR asset consistent with the decline in mortgage interest rates (in millions) $16.0 $10.4 $24.3 $26.0 $16.5

> Total closed mortgage volume decreased by 4.7% from the prior quarter and gain on sale margin, based on for sale volume, decreased by 51 bps 10 $88 $89 $271 $292 $320 $272 $204 $624 $696 $622 $0 $200 $400 $600 $800 $1,000 $1,200 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Closed mortgage volume Portfolio For Sale (in millions) Mortgage Originations and Gain on Sale Margin $360 $293 $895 $988 $942 2.76% 2.87% 2.47% 2.44% 1.95% 3.65% 4.12% 3.55% 3.46% 2.95% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Gain on sale margin Based on total volume Based on for sale volume

Non-interest Expense 11 $93.7 $90.5 $156.6 $174.0 $180.7 $1.6 $6.0 $57.5 $8.6 $10.2 $0 $50 $100 $150 $200 $250 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Non-interest expense (excluding merger-related expenses) Merger-related expenses > Non-interest expense (excluding merger expenses) increased by $6.8 million from prior quarter, including a $3.3 million increase in loss on real estate owned property and a $1.9 million increase in marketing expense from new growth campaigns • Achieved approximately 45% of $87 million (annualized) cost synergy target (in millions) $95.4 $96.5 $214.1 $182.6 $190.9 > Note: totals may not foot due to rounding.

Selected Balance Sheet 12 ($ in millions) 4Q 2014 3Q 2014 4Q 2013 Total assets 22,613.3$ 22,488.1$ 11,636.1$ Interest bearing deposits 1,322.2 1,176.6 611.2 Investment securities 2,313.8 2,415.1 1,802.5 Loans and leases, gross 15,327.7 15,259.2 7,728.2 Allowance for loan and lease losses (116.2) (115.6) (95.1) Goodwill and other intangibles, net 1,843.0 1,845.2 776.7 Deposits 16,892.1 16,727.6 9,117.7 Securities sold under agreements to repurchase 313.3 339.4 224.9 Term debt 1,006.4 1,057.1 251.5 Total shareholders' equity 3,781.0 3,752.5 1,727.4 Ratios: Loan to deposit ratio 90.7% 91.2% 84.8% Book value per common share $17.17 17.27$ $15.43 Tangible book value per common share (1) $8.80 8.78$ $8.49 Tangible common equity to tangible assets (1) 9.33% 9.24% 8.75% > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Loan Growth 13 Loans and Leases (Gross) $6.4 $6.5 $7.2 $7.7 $7.8 $15.1 $15.3 $15.3 (in billions) 20% 17% 17% 2% 1% 7% 9% 3% 15% 6% 3% Non-owner occupied term CRE Owner occupied term CRE Multifamily Commercial construction Residential development Commercial term Commercial lines of credit & other Leases & equipment finance Mortgage Home equity lines & loans Consumer & other As of December 31, 2014 > Loan and lease growth of $68.5 million from the prior quarter • Strong gross loan and lease production, in both consumer and commercial divisions • Loan growth was offset by a significant amount of loan outflows in the portfolio (above the normal amortization schedule)

28% 12% 36% 6% 18% Demand, non-interest bearing Demand, interest bearing Money market Savings Time Deposit Growth $9.4 $9.2 $9.4 $9.1 $9.3 $16.3 $16.7 $16.9 (in billions) Total Deposits As of December 31, 2014 > Total deposits grew by $164.5 million from the prior quarter • Driven by a $155.6 million increase in core deposits > Cost of interest bearing deposits remained low at 0.23% 14

Credit Quality 15 > All of the key credit quality ratios remained strong 1.23% 1.25% 0.70% 0.76% 0.76% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Allowance for loan and lease losses to loans and leases 0.51% 0.54% 0.37% 0.37% 0.43% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Non-performing assets to total assets 0.21% 0.21% 0.15% 0.14% 0.12% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Net charge-offs to average loans and leases (annualized) Ratio after grossing up for value of Sterling-related credit mark remaining at quarter end 2.2% 2.0% 2.1%

Capital Ratios

- Regulatory capital ratios remained in excess of well-capitalized and internal policy limits
- Focused on deploying / returning excess capital
  - Current quarterly dividend of $0.15 per share, ~3.8% dividend yield
- Excess capital (above internal policy limits), on a pro forma Basel III basis, estimated to be ~$175 million by early 2015
- Trust preferred par value of $461.2 million as of December 31, 2014
- Net operating loss DTA of $196.3 million as of December 31, 2014



Q4 2014 Capital Ratios (1)
9.33%
10.9%
11.3%
14.2%
14.9%
Tangible Common Equity/Tangible Assets
Tier 1 Leverage
Tier 1 Common Risk Based
Tier 1 Risk Based
Total Risk Based
Common
TRUP
LLR

(1) Regulatory capital ratios are estimated, pending completion and filing of the Company's regulatory reports.

Note: LLR = loan loss reserve, TRUP = trust preferred capital, Common = tangible common equity.

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UMPQUA BANK

Appendix – Non-GAAP Reconciliation

Non-GAAP Reconciliation – Operating Earnings

(Dollars in thousands, except per share data)	Quarter Ended Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	% Change Seq. Quarter	Year over Year
Net earnings available to common shareholders	$ 52,400	$ 58,847	$ 17,138	$ 18,651	$ 25,058	(11)%	109 %
Adjustments:							
Net loss on junior subordinated debentures carried at fair value, net of tax (1)	953	955	821	325	332	0 %	187 %
Merger related expenses, net of tax (1)	6,038	5,274	35,926	5,073	2,502	14 %	141 %
Operating earnings	$ 59,391	$ 65,076	$ 53,885	$ 24,049	$ 27,892	(9)%	113 %
Earnings per diluted share:							
Earnings available to common shareholders	$ 0.24	$ 0.27	$ 0.09	$ 0.17	$ 0.22	(11)%	9 %
Operating earnings	$ 0.27	$ 0.30	$ 0.27	$ 0.21	$ 0.25	(10)%	8 %

	Twelve Months Ended Dec 31, 2014	Dec 31, 2013	% Change Year over Year
Net earnings available to common shareholders	$ 147,036	$ 97,573	51 %
Adjustments:			
Net loss on junior subordinated debentures carried at fair value, net of tax (1)	3,054	1,318	132 %
Merger related expenses, net of tax (1)	52,311	6,820	nm
Operating earnings	$ 202,401	$ 105,711	91 %
Earnings per diluted share:			
Earnings available to common shareholders	$ 0.78	$ 0.87	(10)%
Operating earnings	$ 1.08	$ 0.94	15 %

(1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.

nm = not meaningful.

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UMPQUA B·A·N·K

Non-GAAP Reconciliation – Tangible Book Value 19 (Dollars in thousands, except per share data) Dec 31, 2014 Sep 30, 2014 Jun 30, 2014 Mar 31, 2014 Dec 31, 2013 Total shareholders' equity $ 3,780,997 $ 3,752,508 $ 3,729,060 $ 1,734,476 $ 1,727,426 Subtract: Goodwill and other intangible assets, net 1,842,958 1,845,242 1,842,670 775,488 776,683 Tangible common shareholders' equity $ 1,938,039 $ 1,907,266 $ 1,886,390 $ 958,988 $ 950,743 Total assets $ 22,613,274 $ 22,488,059 $ 22,042,229 $ 11,838,726 $ 11,636,112 Subtract: Goodwill and other intangible assets, net 1,842,958 1,845,242 1,842,670 775,488 776,683 Tangible assets $ 20,770,316 $ 20,642,817 $ 20,199,559 $ 11,063,238 $ 10,859,429 Common shares outstanding at period end 220,161,120 217,261,722 217,190,721 112,319,525 111,973,203 Tangible common equity ratio 9.33% 9.24% 9.34% 8.67% 8.75 % Tangible book value per common share $ 8.80 $ 8.78 $ 8.69 $ 8.54 $ 8.49

Thank you